SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 06/30/2005
FILE NUMBER 811-1540
SERIES NO.: 15

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $   9,101
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $   3,122
              Class C Shares                 $   1,102
              Class R Shares                 $      52
              Institutional Class            $       0

73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.2410
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.1450
              Class C Shares                 $000.1450
              Class R Shares                 $000.2100
              Institutional Class            $000.2960

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    36,198
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    20,404
              Class C Shares                     7,313
              Class R Shares                       250
              Institutional Class                    0

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 25.26
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 25.21
              Class C Shares                   $ 25.25
              Class R Shares                   $ 25.29
              Institutional Class              $ 25.28